Exhibit 99.1
Freddie Mac Reports Net Income of $2.9 Billion for Second Quarter 2023

Making Home Possible for 372,000 Households in Second Quarter 2023
•Financed 258,000 mortgages, with 55% of eligible loans being affordable to low- to moderate-income families, and enabled 102,000 first-time homebuyers to purchase a home
•Financed 114,000 rental units, with 90% of eligible units being affordable to low- to moderate-income families

Second Quarter 2023 Financial Results

Market Liquidity Provided - $96 Billion	Homes and Rental Units Financed - 372,000	Net Worth - $42.0 Billion	Total Mortgage Portfolio - $3.4 Trillion

Consolidated

•Net income of $2.9 billion, an increase of 20% year-over-year, with the increase primarily driven by a credit reserve release in Single-Family
•Net revenues of $5.3 billion, a decrease of 1% year-over-year, as lower net interest income was partially offset by an increase in non-interest income
•Benefit for credit losses of $0.5 billion, primarily driven by improvements in observed and forecasted house price appreciation in Single-Family, partially offset by a credit reserve build in Multifamily
•New business activity of $83 billion, down 40% year-over-year, as both home purchase activity and refinance activity slowed due to higher mortgage interest rates
•Mortgage portfolio of $3.0 trillion, up 3% year-over-year, as portfolio growth has moderated in recent periods due to the slowdown in new business activity
•Serious delinquency rate of 0.56%, down from 0.76% at June 30, 2022, declining below pre-pandemic levels
•Completed approximately 20,000 loan workouts
•62% of mortgage portfolio covered by credit enhancements
•New business activity of $13 billion, down 13% year-over-year, as higher mortgage interest rates have reduced demand for multifamily financing
•Mortgage portfolio of $427 billion, up 3% year-over-year, as portfolio growth has moderated in recent periods due to the slowdown in new business activity
•Delinquency rate of 0.21%, up from 0.07% at June 30, 2022
•94% of mortgage portfolio covered by credit enhancements

“The second quarter saw single-family home prices stabilize, influenced by strong demand, higher residential mortgage rates, and limited homes for sale. Renters continue to be cost burdened as rents rose in the face of softening multifamily property prices. Freddie Mac remained focused on its mission and delivered a solid quarter, helping 372,000 buy, refinance, or rent a home, the majority of them affordable to low- or moderate-income borrowers and renters.”

Michael J. DeVito
Chief Executive Officer

Net Revenues $5.3 Billion Net Income $2.9 Billion Comprehensive Income $2.9 Billion

Single-Family

Net Revenues $4.4 Billion Net Income $2.4 Billion Comprehensive Income $2.4 Billion

Multifamily

Net Revenues $1.0 Billion Net Income $0.6 Billion Comprehensive Income $0.5 Billion

Freddie Mac Second Quarter 2023 Financial Results
August 2, 2023

McLean, VA — Freddie Mac (OTCQB: FMCC) today reported net income of $2.9 billion for the second quarter of 2023, an increase of 20% year-over-year, with the increase primarily driven by a credit reserve release in Single-Family.
Net revenues were $5.3 billion, down 1% year-over-year, as lower net interest income was partially offset by an increase in non-interest income. Net interest income was $4.5 billion, down 5% year-over-year, primarily driven by lower deferred fee income due to slower prepayments as a result of higher mortgage interest rates. Non-interest income was $0.8 billion, up 27% year-over year, primarily driven by higher guarantee income and higher net investment gains in Multifamily.
Benefit for credit losses was $0.5 billion for the second quarter of 2023, primarily driven by a credit reserve release in Single-Family due to improvements in observed and forecasted house price appreciation, partially offset by a credit reserve build in Multifamily due to deterioration in forecasted multifamily market conditions and current loan performance. The provision for credit losses of $0.3 billion for the second quarter of 2022 was primarily driven by a credit reserve build in Single-Family due to portfolio growth and deterioration in forecasted economic conditions.
Non-interest expense was $2.2 billion, up 9% year-over-year, primarily driven by a decrease in credit enhancement recoveries due to a decline in expected credit losses on covered loans.
Summary of Consolidated Statements of Income and Comprehensive Income

(Dollars in millions)	2Q 2023	1Q 2023	Change	2Q 2022	Change
Net interest income	$4,523	$4,501	$22	$4,759	($236)
Non-interest income	816	326	490	645	171
Net revenues	5,339	4,827	512	5,404	(65)
(Provision) benefit for credit losses	537	(395)	932	(307)	844
Non-interest expense	(2,204)	(1,932)	(272)	(2,020)	(184)
Income before income tax expense	3,672	2,500	1,172	3,077	595
Income tax expense	(728)	(505)	(223)	(624)	(104)
Net income	2,944	1,995	949	2,453	491
Other comprehensive income (loss), net of taxes and reclassification adjustments	(54)	54	(108)	(66)	12
Comprehensive income	$2,890	$2,049	$841	$2,387	$503

Conservatorship metrics (in millions)
Net worth	$41,957	$39,067	$2,890	$34,098	$7,859
Senior preferred stock liquidation preference	111,715	109,666	2,049	104,359	7,356
Remaining Treasury funding commitment	140,162	140,162	—	140,162	—
Cumulative dividend payments to Treasury	119,680	119,680	—	119,680	—
Cumulative draws from Treasury	71,648	71,648	—	71,648	—

Freddie Mac Second Quarter 2023 Financial Results
August 2, 2023

Single-Family Segment
Financial Results
Net Revenues
(In billions)

Net Income
(In billions)
Comprehensive Income
(In billions)

(Dollars in millions)	2Q 2023	1Q 2023	Change	2Q 2022	Change
Net interest income	$4,295	$4,296	($1)	$4,535	($240)
Non-interest income	65	(93)	158	336	(271)
Net revenues	4,360	4,203	157	4,871	(511)
(Provision) benefit for credit losses	638	(318)	956	(298)	936
Non-interest expense	(2,028)	(1,783)	(245)	(1,854)	(174)
Income before income tax expense	2,970	2,102	868	2,719	251
Income tax expense	(589)	(425)	(164)	(551)	(38)
Net income	2,381	1,677	704	2,168	213
Other comprehensive income (loss), net of taxes and reclassification adjustments	2	(1)	3	5	(3)
Comprehensive income	$2,383	$1,676	$707	$2,173	$210
Second Quarter 2023
Net income of $2.4 billion, up 10% year-over-year.
•Net revenues were $4.4 billion, down 10% year-over year. Net interest income was $4.3 billion, down 5% year-over-year, primarily driven by lower deferred fee income due to slower prepayments as a result of higher mortgage interest rates.
•Benefit for credit losses was $0.6 billion for the second quarter of 2023, primarily driven by a credit reserve release due to improvements in observed and forecasted house price appreciation. The provision for credit losses of $0.3 billion for the second quarter of 2022 was primarily driven by a credit reserve build due to portfolio growth and deterioration in forecasted economic conditions.

Freddie Mac Second Quarter 2023 Financial Results
August 2, 2023

Single-Family Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)

Serious Delinquency Rate

	2Q 2023	1Q 2023	Change	2Q 2022	Change
New Business Statistics:
Single-Family homes funded (in thousands)	258	190	68	468	(210)
Purchase borrowers (in thousands)	217	157	60	263	(46)
Refinance borrowers (in thousands)	41	33	8	205	(164)
Affordable to low- to moderate-income families (%)(1)	55	54	1	61	(6)
First-time homebuyers (%)(2)	52	51	1	49	3
Average estimated guarantee fee rate (bps)	57	55	2	52	5
Weighted average original loan-to-value (LTV) (%)	79	79	—	75	4
Weighted average original credit score	751	749	2	744	7
UPB covered by new CRT issuance (in billions)	$56	$15	$41	$151	($95)
Portfolio Statistics:
Average estimated guarantee fee rate (bps)	48	48	—	47	1
Weighted average current LTV (%)	54	55	(1)	52	2
Weighted average current credit score	756	755	1	756	—
Loan count (in millions)	13.6	13.6	—	13.5	0.1
Credit-Related Statistics:
Loan workout activity (in thousands)	20	24	(4)	37	(17)
Credit enhancement coverage (%)	62	62	—	59	3
(1) Eligible loans acquired affordable to families earning at or below 120% of area median income (AMI).
(2) Calculated as a percentage of purchase borrowers with loans secured by primary residences.
Business Highlights
•The percentage of new acquisitions represented by purchase loans increased significantly in the second quarter of 2023, compared to the second quarter of 2022, as refinance activity slowed due to higher mortgage interest rates. First-time homebuyers represented 52% of new single-family home purchase loans.
•Single-Family loan workout activity decreased to 20,000 from 37,000 in the second quarter of 2022, as the seriously delinquent loan population continued to decline.
•Credit enhancement coverage of the Single-Family mortgage portfolio increased to 62% at June 30, 2023, up from 59% at June 30, 2022.

Freddie Mac Second Quarter 2023 Financial Results
August 2, 2023

Multifamily Segment
Financial Results

Net Revenues
(In billions)

Net Income
(In billions)

Comprehensive Income
(In billions)

(Dollars in millions)	2Q 2023	1Q 2023	Change	2Q 2022	Change
Net interest income	$228	$205	$23	$224	$4
Non-interest income	751	419	332	309	442
Net revenues	979	624	355	533	446
(Provision) benefit for credit losses	(101)	(77)	(24)	(9)	(92)
Non-interest expense	(176)	(149)	(27)	(166)	(10)
Income before income tax expense	702	398	304	358	344
Income tax expense	(139)	(80)	(59)	(73)	(66)
Net income	563	318	245	285	278
Other comprehensive income (loss), net of taxes and reclassification adjustments	(56)	55	(111)	(71)	15
Comprehensive income	$507	$373	$134	$214	$293
Second Quarter 2023
Net income of $0.6 billion, up 98% year-over-year.
•Net revenues were $1.0 billion, up 84% year-over-year. Non-interest income was $0.8 billion, up 143% year-over-year, driven by higher guarantee income and higher net investment gains. Guarantee income increased primarily due to lower fair value losses on guarantee assets as a result of smaller interest rate increases. Net investment gains increased primarily due to fair value gains from interest-rate risk management activities.
•Provision for credit losses was $0.1 billion in the second quarter of 2023, driven by a credit reserve build due to deterioration in forecasted multifamily market conditions and current loan performance.

Freddie Mac Second Quarter 2023 Financial Results
August 2, 2023

Multifamily Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)
Delinquency Rate

	2Q 2023	1Q 2023	Change	2Q 2022	Change
New Business Statistics:
Number of rental units financed (in thousands)(1)	114	60	54	148	(34)
Affordable to low-income families (%)(2)(4)	67	69	(2)	80	(13)
Affordable to low- to moderate-income families (%)(3)(4)	90	91	(1)	97	(7)
Weighted average original LTV (%)	58	57	1	63	(5)
Weighted average original debt service coverage ratio	1.27	1.27	—	1.33	(0.06)
UPB covered by new CRT issuance (in billions)	$16	$8	$8	$21	($5)
Portfolio Statistics:
Average guarantee fee rate charged (bps)	45	44	1	43	2
Credit-Related Statistics:
Credit enhancement coverage (%)	94	93	1	96	(2)
(1) Includes rental units financed by supplemental loans.
(2) Eligible units acquired affordable to families earning at or below 80% of AMI.
(3) Eligible units acquired affordable to families earning at or below 120% of AMI.
(4) First quarter 2023 data revised to reflect results based on updated annual median income data provided by FHFA in the second quarter of 2023.
Business Highlights
•The company provided financing for 114,000 multifamily rental units. 67% of the eligible multifamily rental units financed were affordable to low-income families.
•The Multifamily delinquency rate increased to 0.21% at June 30, 2023 primarily driven by an increase in delinquent loans in our senior housing loan portfolio. 95% of the delinquent loans in the Multifamily mortgage portfolio have credit enhancement coverage, while 94% of all loans in the Multifamily mortgage portfolio have credit enhancement coverage.
•The UPB of mortgage loans covered by new CRT transactions decreased year-over-year, primarily due to fewer securitizations with subordination as a result of a smaller average held-for-sale securitization pipeline.

Freddie Mac Second Quarter 2023 Financial Results
August 2, 2023

About Freddie Mac’s Conservatorship
Since September 2008, Freddie Mac has been operating under conservatorship with FHFA as Conservator. The support provided by Treasury pursuant to the Purchase Agreement enables the company to maintain access to the debt markets and have adequate liquidity to conduct its normal business operations. The amount of funding available to Freddie Mac under the Purchase Agreement was $140.2 billion at June 30, 2023.
Pursuant to the Purchase Agreement, Freddie Mac will not be required to pay a dividend to Treasury on the senior preferred stock until it has built sufficient capital to meet the capital requirements and buffers set forth in the Enterprise Regulatory Capital Framework. As a result, the company was not required to pay a dividend to Treasury on the senior preferred stock in June 2023. As the company builds capital during this period, the quarterly increases in its Net Worth Amount have been, or will be, added to the aggregate liquidation preference of the senior preferred stock. The liquidation preference of the senior preferred stock increased to $111.7 billion on June 30, 2023 based on the increase in the Net Worth Amount during the first quarter of 2023, and will increase to $114.6 billion on September 30, 2023 based on the increase in the Net Worth Amount during the second quarter of 2023.
Additional Information
For more information, including information related to Freddie Mac’s financial results, conservatorship, and related matters, see the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and the company’s Second Quarter 2023 Financial Results Supplement. These documents are available on the Investor Relations page of the company’s website at www.FreddieMac.com.
Additional information about Freddie Mac and its business is also set forth in the company’s other filings with the SEC, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.
Webcast Announcement
Management will host a conference call at 9 a.m. Eastern Time on August 2, 2023 to share the company’s results with the media. The conference call will be concurrently webcast. To access the audio webcast, use the following link: https://edge.media-server.com/mmc/p/pc7r2vaz. The replay will be available on the company’s website at www.FreddieMac.com for approximately 30 days. All materials related to the call will be available on the Investor Relations page of the company’s website at www.FreddieMac.com.

Media Contact: Frederick Solomon (703) 903-3861	Investor Contact: Mahesh Lal (571) 382-4732

*    *    *    *
This press release contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its Single-Family and Multifamily segments, its efforts to assist the housing market, liquidity and capital management, economic and market conditions and trends including, but not limited to, changes in observed and forecasted house price appreciation, its market share, the effect of legislative and regulatory developments and new accounting guidance, the credit quality of loans the company owns or guarantees, the costs and benefits of the company’s CRT transactions, banking crises or failures, the effects of natural disasters, other catastrophic events, and significant climate change effects and actions taken in response thereto on its business, results of operations, and financial condition. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments, and estimates, and various factors, including changes in economic and market conditions, liquidity, mortgage spreads, credit outlook, actions by the U.S. government (including FHFA, Treasury, and Congress) and state and local governments, changes in the fiscal and monetary policies of the Federal Reserve, and the impacts of legislation or regulations and new or amended accounting guidance, that could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates, and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and Current Reports on Form 8-K, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the

Freddie Mac Second Quarter 2023 Financial Results
August 2, 2023

SEC’s website at www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances occurring after the date of this press release.
Freddie Mac makes home possible for millions of families and individuals by providing mortgage capital to lenders. Since its creation by Congress in 1970, the company has made housing more accessible and affordable for homebuyers and renters in communities nationwide. The company is building a better housing finance system for homebuyers, renters, lenders, and taxpayers. Learn more at FreddieMac.com, Twitter @FreddieMac and Freddie Mac’s blog FreddieMac.com/blog.

Freddie Mac Second Quarter 2023 Financial Results
August 2, 2023

FREDDIE MAC
Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(In millions, except share-related amounts)	2Q 2023	1Q 2023	2Q 2022
Net interest income
Interest income	$25,755	$24,987	$20,008
Interest expense	(21,232)	(20,486)	(15,249)
Net interest income	4,523	4,501	4,759
Non-interest income
Guarantee income	309	466	205
Investment gains, net	411	(225)	321
Other income	96	85	119
Non-interest income	816	326	645
Net revenues	5,339	4,827	5,404
(Provision) benefit for credit losses	537	(395)	(307)
Non-interest expense
Salaries and employee benefits	(405)	(374)	(376)
Credit enhancement expense	(590)	(530)	(558)
Benefit for (decrease in) credit enhancement recoveries	(108)	49	(1)
Legislative assessments expense	(751)	(735)	(748)
Other expense	(350)	(342)	(337)
Non-interest expense	(2,204)	(1,932)	(2,020)
Income before income tax expense	3,672	2,500	3,077
Income tax expense	(728)	(505)	(624)
Net income	2,944	1,995	2,453
Other comprehensive income (loss), net of taxes and reclassification adjustments	(54)	54	(66)
Comprehensive income	$2,890	$2,049	$2,387
Net income	$2,944	$1,995	$2,453
Amounts attributable to senior preferred stock	(2,890)	(2,049)	(2,387)
Net income attributable to common stockholders	$54	($54)	$66
Net income per common share	$0.02	($0.02)	$0.02
Weighted average common shares (in millions)	3,234	3,234	3,234

Freddie Mac Second Quarter 2023 Financial Results
August 2, 2023

FREDDIE MAC
Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
(In millions, except share-related amounts)	2023	2022
Assets
Cash and cash equivalents (includes $793 and $707 of restricted cash and cash equivalents)	$5,514	$6,360
Securities purchased under agreements to resell	112,386	87,295
Investment securities, at fair value	41,629	38,701
Mortgage loans held-for-sale (includes $5,712 and $3,218 at fair value)	11,695	12,197
Mortgage loans held-for-investment (net of allowance for credit losses of $7,339 and $7,391 and includes $1,359 and $1,214 at fair value)	3,042,604	3,022,318
Accrued interest receivable, net	9,081	8,529
Deferred tax assets, net	5,237	5,777
Other assets (includes $5,840 and $5,890 at fair value)	22,810	27,156
Total assets	$3,250,956	$3,208,333
Liabilities and equity
Liabilities
Accrued interest payable	$8,049	$7,309
Debt (includes $1,995 and $3,047 at fair value)	3,189,086	3,145,832
Other liabilities (includes $1,017 and $759 at fair value)	11,864	18,174
Total liabilities	3,208,999	3,171,315
Commitments and contingencies
Equity
Senior preferred stock (liquidation preference of $111,715 and $107,878)	72,648	72,648
Preferred stock, at redemption value	14,109	14,109
Common stock, $0.00 par value, 4,000,000,000 shares authorized, 725,863,886 shares issued and 650,059,553 shares outstanding	—	—
Retained earnings	(40,727)	(45,666)
AOCI, net of taxes, related to:
Available-for-sale securities	(88)	(84)
Other	(100)	(104)
Total AOCI, net of taxes	(188)	(188)
Treasury stock, at cost, 75,804,333 shares	(3,885)	(3,885)
Total equity	41,957	37,018
Total liabilities and equity	$3,250,956	$3,208,333
The table below presents the carrying value and classification of the assets and liabilities of consolidated variable interest entities (VIEs) on the company's condensed consolidated balance sheets.
	June 30,	December 31,
(In millions)	2023	2022
Assets:
Cash and cash equivalents (includes $700 and $610 of restricted cash and cash equivalents)	$701	$611
Securities purchased under agreements to resell	11,265	9,703
Investment securities, at fair value	94	126
Mortgage loans held-for-investment, net	2,995,770	2,971,601
Accrued interest receivable, net	8,288	7,944
Other assets	6,653	5,019
Total assets of consolidated VIEs	$3,022,771	$2,995,004
Liabilities:
Accrued interest payable	$7,014	$6,619
Debt	3,007,278	2,979,070
Total liabilities of consolidated VIEs	$3,014,292	$2,985,689